                                                          File No. 333-________

     As filed with the Securities and Exchange Commission on June 13, 1997.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            CERION TECHNOLOGIES INC.
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

Delaware                                                   02-0485458
---------------------------------                          ---------------------
(State or other jurisdiction                               (I.R.S. Employer
or incorporation or organization)                          Indemnification No.)


1401 Interstate Drive               Champaign, IL                    61821-1090
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

               Cerion Technologies Inc. 1996 Stock Incentive Plan
               --------------------------------------------------
                            (Full title of the plan)


      David A. Peterson             Copy to:          Michael P. O'Brien, Esq.
      Chief Executive Officer and President           Bingham, Dana & Gould LLP
      Cerion Technologies Inc.                        150 Federal Street
      1401 Interstate Drive                           Boston, MA  02110
      Champaign, IL 61821-1090
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


      (217) 359-3700                                        (617) 951-8000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                 Proposed        Proposed
Title of                         maximum         maximum
securities         Amount        offering        aggregate       Amount of
to be              to be         price           offering        registration
registered         registered    per share*      price*          fee
--------------------------------------------------------------------------------

[S]                [C]           [C]           [C]               [C]
Common Stock,      701,500       $2.907        $2,039,260.50     $617.96
$0.01 par value
per share

----------

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plans or at what price such shares will be purchased. The above calculation is based on the offering of 701,500 shares at a purchase price of $2.907 per share, which purchase price is the average of the high and low prices of the Registrant's Common Stock as reported on June 6, 1997.



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                                      -2-


                                     PART II
                                     -------


Item 3.     Incorporation of Documents by Reference
------       --------------------------------------

      The following documents filed by Cerion Technologies Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC on March 31, 1997; (2) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated May 20, 1996, filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.     Description of Securities
------      -------------------------

      Not applicable.


Item 5.     Interests of Named Experts or Counsel
------      -------------------------------------

      Not applicable.


Item 6.     Indemnification of Directors and Officers
------      -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated By-laws of the Company provide for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.



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                                      -3-


     The Company maintains insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


Item 7.     Exemption from Registration Claimed
------      -----------------------------------

      Not applicable.


Item 8.     Exhibits
------      --------

          The following exhibits are part of this Registration Statement:

          4.1 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2590), filed on March 21, 1996.)

          4.2 Amended and Restated By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2590), filed on March 21, 1996.)

          4.3 Cerion Technologies Inc. 1996 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2590), filed on March 21, 1996.)

          5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

          23.1     Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

          23.2     Consent of Price Waterhouse LLP.

          24 Power of Attorney (included on the signature pages of the Registration Statement).


Item 9.     Undertakings
------      ------------

          The  undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any


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                                      -4-



               material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]



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                                      -5-


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on this 4th day of June 1997.

                                          CERION TECHNOLOGIES INC.


                                          By: /s/ David A. Peterson *
                                              --------------------------------
                                              David A. Peterson
                                              President and
                                              Chief Executive Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints David A. Peterson and Richard A. Clark and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.




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                                      -6-


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                               Date
---------                          -----                               ----

/s/ David A. Peterson *            President,
----------------------------       Chief Executive Officer,
David A. Peterson                  and Director (Principal
                                   Executive Officer)


/s/ Richard A. Clark               Chief Financial Officer,        June 4, 1997
----------------------------       Vice President - Finance
Richard A. Clark                   Treasurer(Principal
                                   Accounting Officer
                                   and Principal
                                   Financial Officer)


Gerald G. Garbacz *                Director
----------------------------
Gerald G. Garbacz


Daniel M. Junius *                 Director
----------------------------
Daniel M. Junius


Joseph A. Baute *                  Director
----------------------------
Joseph A. Baute


Sheldon A. Buckler *               Director
----------------------------
Sheldon A. Buckler


Ross W. Manire *                   Director
----------------------------
Ross W. Manire


                                   Director
----------------------------
Osmund Fundingsland


* /s/ Richard A. Clark                                             June 4, 1997
----------------------------
By: Richard A. Clark, as Attorney-in-Fact



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                                  EXHIBIT INDEX


   Exhibit No.               Description of Documents
   -----------               ------------------------

     4.1 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2590), filed on March 21, 1996.)

     4.2 Amended and Restated By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2590), filed on March 21, 1996.)

     4.3 Cerion Technologies Inc. 1996 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2590), filed on March 21, 1996.)

     5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

     23.1      Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

     23.2      Consent of Price Waterhouse LLP.

     24 Power of Attorney (included on the signature pages of the Registration Statement).

     99 Individual Director Powers of Attorney for execution of the registration Statement on Form S-8